BRITISH COLUMBIA

NUMBER: **302523**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

SUN DEVIL GOLD CORP.

has this day changed its name to

CARDERO RESOURCE CORP.

Issued *under my hand at Victoria, British Columbia on May 18, 1999*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

NUMBER: **302523**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

EURO-AD SYSTEMS INC.

has this day changed its name to

SUN DEVIL GOLD CORP.

Issued *under my hand at Victoria, British Columbia*
on July 03, 1997

JOHN S. POWELL
Registrar of Companies

NUMBER: **302523**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

RUGBY RESOURCES LIMITED

has this day changed its name to

EURO-AD SYSTEMS INC.

Issued *under my hand at Victoria, British Columbia*
on April 30, 1993

JOHN S. POWELL
Registrar of Companies

CANADA

PROVINCE OF BRITISH COLUMBIA

NUMBER

302523

Province of British Columbia

Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE

I HEREBY CERTIFY THAT

HALLEY RESOURCES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

RUGBY RESOURCES LIMITED

GIVEN, UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA

THIS 6TH DAY OF SEPTEMBER, 1991

DAVID W. BOYD

REGISTRAR OF COMPANIES

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

302523

Province of British Columbia
Ministry of Consumer and Corporate Affairs
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

HALLEY RESOURCES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 31ST DAY OF DECEMBER, 1985

Roberta J. Lowdon

ROBERTA J. LOWDON
DEPUTY REGISTRAR OF COMPANIES